                                                                     EXHIBIT 2.1
                                                                     -----------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                 AUTODESK, INC.

                        AUTODESK ACQUISITION CORPORATION

                                      AND

                                SOFTDESK, INC.



                         DATED AS OF DECEMBER 10, 1996

                               TABLE OF CONTENTS

                                                                                                                         PAGE
                                                                                                                         -----
ARTICLE I - THE MERGER..................................................................................................... 2

1.1         The Merger..................................................................................................... 2
1.2         Effective Time; Closing........................................................................................ 2
1.3         Effect of the Merger........................................................................................... 2
1.4         Certificate of Incorporation; Bylaws........................................................................... 2
1.5         Directors and Officers......................................................................................... 3
1.6         Effect on Capital Stock........................................................................................ 3
1.7         Surrender of Certificates...................................................................................... 4
1.8         No Further Ownership Rights in East Common Stock............................................................... 5
1.9         Lost, Stolen or Destroyed Certificates......................................................................... 6
1.10        Tax and Accounting Consequences................................................................................ 6
1.11        Taking of Necessary Action; Further Action..................................................................... 6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF EAST........................................................................ 6

2.1         Organization of East........................................................................................... 6
2.2         East Capital Structure......................................................................................... 7
2.3         Obligations With Respect to Capital Stock...................................................................... 8
2.4         Authority...................................................................................................... 8
2.5         Section 203 of the Delaware General Corporation Law Not Applicable............................................. 9
2.6         SEC Filings; East Financial Statements......................................................................... 9
2.7         Absence of Certain Changes or Events...........................................................................10
2.8         Tax............................................................................................................11
2.9         Restrictions on Business Activities............................................................................13
2.10        Title to Properties; Absence of Liens and Encumbrances.........................................................13
2.11        Intellectual Property..........................................................................................14
2.12        Compliance; Permits; Restrictions..............................................................................15
2.13        Litigation.....................................................................................................15
2.14        Brokers' and Finders' Fees.....................................................................................16
2.15        Employee Benefit Plans.........................................................................................16
2.16        Employees......................................................................................................19
2.17        Absence of Liens and Encumbrances; Condition of Equipment......................................................19
2.18        Environmental Matters..........................................................................................19
2.19        Agreements, Contracts and Commitments..........................................................................20
2.20        Change of Control Payments.....................................................................................21
2.21        Statements; Proxy Statement/Prospectus.........................................................................21
2.22        Board Approval.................................................................................................22
2.23        Fairness Opinion...............................................................................................22
2.24        Minute Books...................................................................................................22
2.25        Representations Complete.......................................................................................22

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                         PAGE
                                                                                                                         -----
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF WEST
              AND MERGER SUB................................................................................................22

3.1           Organization of West..........................................................................................22
3.2           West Capital Structure........................................................................................23
3.3           Authority.....................................................................................................23
3.4           SEC Filings; West Financial Statements........................................................................24
3.5           Intellectual Property.........................................................................................25
3.6           Litigation....................................................................................................26
3.7           Brokers' and Finders' Fees....................................................................................26
3.8           Employee Benefit Plans........................................................................................26
3.9           Statements; Proxy Statement/Prospectus........................................................................26
3.10          Fairness Opinion..............................................................................................27
3.11          Interim Operations of Merger Sub..............................................................................27
3.12          No Material Adverse Effect....................................................................................27

ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME............................................................................27

4.1          Conduct of Business by East and West...........................................................................27
4.2          Certain Actions by East........................................................................................27

ARTICLE V - ADDITIONAL AGREEMENTS...........................................................................................29

5.1         Proxy Statement/Prospectus; Registration Statement; Other Filings...............................................29
5.2         Meeting of East Stockholders....................................................................................30
5.3         Access to Information; Confidentiality..........................................................................30
5.4         No Solicitation.................................................................................................30
5.5         Public Disclosure...............................................................................................32
5.6         Legal Requirements..............................................................................................32
5.7         Third Party Consents............................................................................................32
5.8         FIRPTA..........................................................................................................32
5.9         Notification of Certain Matters.................................................................................32
5.10        Best Efforts and Further Assurances.............................................................................33
5.11        Stock Options; Employee Stock Purchase Plan.....................................................................33
5.12        Form S-8........................................................................................................34
5.13        Indemnification and Insurance...................................................................................34
5.14        Tax-Free Reorganization.........................................................................................34
5.15        NMS Listing.....................................................................................................34
5.16        East Affiliate Agreement........................................................................................34

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                         PAGE
                                                                                                                         -----
ARTICLE VI - CONDITIONS TO THE MERGER.......................................................................................34

6.1         Conditions to Obligations of Each Party to Effect the Merger....................................................34
6.2         Additional Conditions to Obligations of East....................................................................35
6.3         Additional Conditions to the Obligations of West and Merger Sub.................................................36

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER.............................................................................37

7.1         Termination.....................................................................................................37
7.2         Notice of Termination; Effect of Termination....................................................................38
7.3         Fees and Expenses...............................................................................................38
7.4         Amendment.......................................................................................................39
7.5         Extension; Waiver...............................................................................................39

ARTICLE VIII - GENERAL PROVISIONS...........................................................................................40

8.1         Non-Survival of Representations and Warranties..................................................................40
8.2         Notices.........................................................................................................40
8.3         Interpretation; Knowledge.......................................................................................41
8.4         Counterparts....................................................................................................41
8.5         Entire Agreement................................................................................................41
8.6         Severability....................................................................................................42
8.7         Other Remedies; Specific Performance............................................................................42
8.8         Governing Law...................................................................................................42
8.9         Rules of Construction...........................................................................................42
8.10        Assignment......................................................................................................42


                               INDEX OF EXHIBITS
                               -----------------


Exhibit A    East Stock Option Agreement

Exhibit B    East Stockholder Voting Agreement

Exhibit C    East Affiliate Agreement

Exhibit D    Non-Competition Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                     ---------
entered into as of December 10, 1996 among Autodesk, Inc., a Delaware corporation ("West"), Autodesk Acquisition Corporation, a Delaware corporation
              ----
and a wholly-owned subsidiary of West ("Merger Sub"), and Softdesk, Inc., a
                                        ----------
Delaware corporation ("East").
                       ----

                                    RECITALS
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), West and
                                                       ------------
East will enter into a business combination transaction pursuant to which Merger Sub will merge with and into East (the "Merger").
                                        ------

     B. The Board of Directors of West (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of West and fair to, and in the best interests of, West and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

     C. The Board of Directors of East (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of East and fair to, and in the best interests of, East and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended the approval of this Agreement by the stockholders of East.

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to West's willingness to enter into this Agreement, East shall execute and deliver a Stock Option Agreement in favor of West in substantially the form attached hereto as Exhibit A (the "East Stock Option Agreement").
                                            ---------------------------

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to West's willingness to enter into this Agreement, the Chief Executive Officer of East and certain other affiliates of East shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit B (the

"East Voting Agreements").
-----------------------

     F. West, East and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").
                       ----

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          -----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into East, the separate corporate existence of Merger Sub shall cease and East shall continue as the surviving corporation. East as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."
                                                        ---------------------

     1.2  Effective Time; Closing.  Subject to the provisions of this Agreement,
          ------------------------
the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State
                            ---------------------
of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective
                                                                   ---------
Time") as soon as practicable on the Closing Date (as herein defined).  Unless
----
the context otherwise requires, the term "Agreement" as used herein refers
                                          ---------
collectively to this Agreement and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini
                 -------
Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the

"Closing Date").  At the Closing, (a) East shall deliver to West the various
-------------
certificates and instruments required under Article 6, (b) West and Merger Sub shall deliver to East the various certificates and instruments required under
Article 6, and (c) East and Merger Sub shall file the Certificate of Merger with the Secretary of State of the State of Delaware.

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          ---------------------
shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of East and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of East and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          -------------------------------------

         (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided,
                                                                  --------
however, that at the Effective Time the Certificate of Incorporation of the
-------
Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "East Corporation"

         (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The directors of Merger Sub immediately prior
          -----------------------
to the Effective Time shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and
qualified.   The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until their successors are duly elected or appointed or qualified.

     1.6  Effect on Capital Stock.  At the Effective Time, by virtue of the
          ------------------------
Merger and without any action on the part of Merger Sub, East or the holders of any of the following securities:

         (a)  Conversion of East Common Stock.
              -------------------------------

              (i) Each share of Common Stock, par value $.01 per share, of East (the "East Common Stock") issued and outstanding immediately prior to the
      -----------------
Effective Time (other than any shares of East Common Stock to be canceled pursuant to Section 1.6(b) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.44 (the "Exchange Ratio") shares of Common Stock, par value $.01 per share, of
      --------------
 West (the "West Common Stock") upon surrender of the certificate representing
            -----------------
 such share of East Common Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

              (ii) Notwithstanding the foregoing, if the average closing price per share of the West Common Stock on the Nasdaq National Market over the ten consecutive trading days ending on the trading day immediately preceding the Closing Date (the "West Stock Value") is greater than $28.41 per share (as
                   ----------------
adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into West Common Stock), recapitalization or other like change without receipt of consideration with respect to West Common Stock occurring on or after the date hereof and prior to the Effective Time (collectively, "a Recapitalization")), the Exchange Ratio shall be equal to .44 multiplied by a fraction the numerator of which shall be $28.41 and the denominator of which shall be the West Stock Value; and if the West Stock Value is less than $25.00 per share (as adjusted to reflect fully the effect of any Recapitalization), the Exchange Ratio shall be equal to .44 multiplied by a fraction, the numerator of which shall be $25.00 and the denominator of which shall be the West Stock Value.

              (iii) Further notwithstanding the foregoing, if the West Stock Value (calculated with reference to the scheduled Closing Date) is less than $18.00 per share (as adjusted to reflect fully the effect of any Recapitalization), West shall have the right to terminate this Agreement, provided that such termination shall not be effective if East agrees, within two business days after notice of West's intention to terminate the Agreement pursuant to this Section 1.6(a)(iii), to consummate the transaction at a fixed Exchange Ratio of 0.6111.

         (b) Cancellation of West-Owned Stock. Each share of East Common Stock held in the treasury of East or owned by Merger Sub, West or any direct or indirect wholly owned subsidiary of East or of West immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (c)  Stock Options.  At the Effective Time all options to purchase East
              -------------
Common Stock then outstanding under East's 1992 Stock Option Plan, 1993 Equity Incentive Plan, and 1993 Director Stock Option Plan (collectively, the "East
                                                                        ----
Stock Option Plans") shall be assumed by West in accordance with Section 5.11
------------------
hereof.

         (d) Capital Stock of Merger Sub. Each share of Common Stock, par value
             ---------------------------
$.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted
             -----------------------------
to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into West Common Stock or East Common Stock), recapitalization or other like change without receipt of consideration with respect to West Common Stock or East Common Stock occurring on or after the date hereof and prior to the Effective Time.

         (f) Fractional Shares. No fraction of a share of West Common Stock will
             -----------------
be issued by virtue of the Merger, but in lieu thereof each holder of shares of East Common Stock who would otherwise be entitled to a fraction of a share of West Common Stock (after aggregating all fractional shares of West Common Stock to be received by such holder) shall receive from West an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of West Common Stock for the ten most recent days that West Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

     1.7 Surrender of Certificates.
         --------------------------

         (a) Exchange Agent. West shall select a bank or trust company with
             --------------
assets of not less than $500 million to act as the exchange agent (the "Exchange
                                                                        --------
Agent") in the Merger.
-----
         (b) West to Provide Common Stock. Promptly after the Effective Time,
             ----------------------------
West shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of West Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of East Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions that holders of shares of East Common Stock may be entitled pursuant to Section 1.7(d).

         (c) Exchange Procedures.  Promptly after the Effective Time, West shall
             -------------------
cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates (the "Certificates") which immediately
                                             ------------
prior to the Effective Time represented outstanding shares of East Common Stock whose shares were converted into the right to receive shares of West Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to
Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the

Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as West may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of West Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by West, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of West Common Stock, payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence the ownership of the number of full shares of West Common Stock into which such shares of East Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

         (d) Distributions With Respect to Unexchanged Shares. No dividends or
             ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to West Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of West Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof certificates representing whole shares of West Common Stock issued in exchange therefor, without interest, along with the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of West Common Stock.

         (e) Transfers of Ownership. If any certificate for shares of West
             ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to West or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of West Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of West or any agent designated by it that such tax has been paid or is not payable.

         (f) No Liability. Notwithstanding anything to the contrary in this
             ------------
Section 1.7, neither the Exchange Agent, West, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of West Common Stock or East Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  No Further Ownership Rights in East Common Stock.  All shares of West
          -------------------------------------------------
Common Stock issued upon the surrender for exchange of shares of East Common Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Sections 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of East

Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of East Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9  Lost, Stolen or Destroyed Certificates.  In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of West Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d);

provided, however, that West may, in its discretion and as a condition precedent
--------  -------
to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against West or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax and Accounting Consequences.  It is intended by the parties hereto
          --------------------------------
that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. It is also intended by the parties hereto that the Merger shall be treated as a "pooling" for accounting purposes, although neither party shall have the right to terminate this Agreement or decline to close if such accounting treatment is not available.

     1.11 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of East and Merger Sub, the officers and directors of East and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.


                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF EAST

     East represents and warrants to West and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure schedules supplied by East to West (the "East Schedules"), as follows:
                               --------------

     2.1  Organization of East.  East and each of its subsidiaries is a
          ---------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed by East to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on East. East has delivered to West a true and complete list of all of East's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and East's equity interest therein. East has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of East and
similar governing instruments of its material subsidiaries, each as amended to date, to counsel for West. When used in connection with East, the term "Material Adverse Effect" means, for purposes of this Agreement, any change,
------------------------
event or effect that is, or that would reasonably be expected to be, materially adverse to the business, assets (including intangible assets), financial condition or results of operations of East and its subsidiaries taken as a whole.

     2.2  East Capital Structure.  The authorized capital stock of East consists
          -----------------------
of 15,000,000 shares of Common Stock, par value $0.01 per share, of which there were 6,005,502 shares issued and outstanding as of December 6, 1996 and 1,000,000 shares of Preferred Stock, par value $0.01 per share, of which 20,000 shares have been designated as Series A Junior Participating Preferred Stock, and no shares are issued or outstanding. All outstanding shares of East Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of East or any agreement or document to which East is a party or by which it is bound. As of December 6, 1996, East had reserved an aggregate of 1,150,033 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the East Stock Option Plans, under which options are outstanding for an aggregate of 695,783 shares. All shares of East Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The East Schedules list each outstanding option to acquire shares of the Common Stock of East as of the date hereof, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any. As of September 30, 1996, there were 79 participants in the East Employee Stock Purchase Plan.

     2.3  Obligations With Respect to Capital Stock.  Except as set forth in
          ------------------------------------------
Section 2.2 or Schedule 2.3, there are no equity securities of any class of East, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities East owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of East, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2 or Schedule 2.3, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which East or any of its subsidiaries is a party or by which it is bound obligating East or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of East or any of its subsidiaries or obligating East or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth on Schedule 2.3, there are no registration rights and, to the knowledge of East, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of East or with respect to any equity security of any class of any of its subsidiaries.

     2.4  Authority.
          ---------

          (a) East has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of East, subject only to the adoption of this Agreement by East's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the East Common Stock is required for East's stockholders to adopt this Agreement. This Agreement has been duly executed and delivered by East and, assuming the due authorization, execution and delivery by West and, if applicable, Merger Sub, constitutes the valid and binding obligations of East, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by East does not, and the performance of this Agreement by East will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of East or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the adoption by East's stockholders of this Agreement as contemplated in Section
5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to East or any of its subsidiaries or by which its or any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair East's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of East or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which East or any of its subsidiaries is a party or by which East or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on East. The East Schedules list all material consents, waivers and approvals under any of East's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those the absence of which would not have a Material Adverse Effect.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental or regulatory body or authority or instrumentality

("Governmental Entity") is required by or with respect to East in connection
---------------------
with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement (the "Registration Statement") with the Securities and
                             ----------------------
Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as
                      ---
amended (the "Securities Act"), (ii) the filing of the Certificate of Merger
              --------------
with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement (as defined in Section 2.21) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the
                                                  ------------
filing of a Current Report on Form 8-K with the SEC, (v) the filing with the United States Department of Justice and the Federal Trade Commission of such forms as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR
           ---

Act"), (vi) such consents, approvals, orders, authorizations, registrations,
---
declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on East or West or have a material adverse effect on the ability of the parties to consummate the Merger.

     2.5  Section 203 of the Delaware General Corporation Law Not Applicable.
          -------------------------------------------------------------------
The board of directors of East has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

     2.6  SEC Filings; East Financial Statements.
          --------------------------------------

          (a) East has filed all forms, reports and documents required to be filed with the SEC since February 11, 1994, and has made available to West such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that East may file subsequent to the date hereof until the Closing) are referred to herein as the "East SEC
                                                                  --------
Reports." As of their respective dates, the East SEC Reports (i) were prepared
-------
in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such East SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of East's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in East SEC Reports (the "East
                                                                     ----
Financials"), including any East SEC Reports filed after the date hereof until
----------
the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a
                                                           ----
consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of East and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of East, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of East contained in East's SEC Reports as of September 30, 1996 is hereinafter referred to as the "East Balance
                                                                    ------------
Sheet." Except as disclosed in the East Financials or obligations under this
-----
Agreement or the East Stock Option Agreement, neither East nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of East and its subsidiaries taken as a whole, except liabilities (i) provided for in the East Balance Sheet, or

(ii) incurred since the date of the East Balance Sheet in the ordinary course of business consistent with past practices.

          (c) East has heretofore furnished to West a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by East with the SEC pursuant to the Securities Act or the Exchange Act.

     2.7  Absence of Certain Changes or Events.  Except as set forth in Schedule
          ------------------------------------
2.7, since September 30, 1996, there has not been, occurred or arisen any:

          (a) transaction by East except in the ordinary course of business as conducted on the date of the East Balance Sheet and consistent with past practices;

          (b) amendments or changes to the Certificate of Incorporation or Bylaws of East;

          (c) individual capital expenditure or commitment, or series of related capital expenditure or commitments, by East outside the ordinary course of business or exceeding $100,000;

          (d) destruction of, damage to or loss of any material assets of East (whether or not covered by insurance);


          (e)  significant adverse change in a material customer relationship;

          (f) labor trouble or claim of wrongful discharge (except for such claims as would not reasonably be expected to result in potential damages greater than $50,000) or other unlawful labor practice or action that would have a Material Adverse Effect ;

          (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by East;

          (h)  revaluation by East of any of its assets;

          (i) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of East, or any direct or indirect redemption, purchase or other acquisition by East of any of its capital stock;

          (j) increase in the salary or other compensation payable or to become payable to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as disclosed in the East Schedules or otherwise contemplated by this Agreement and except for increases, payments or commitments in the ordinary course of business and consistent with past practices (provided that a current compensation schedule for all such persons is set forth in Schedule 2.7(j));

          (k) sale, lease, license or other disposition of any of the assets or properties of East, except in each case other than licenses under existing agreements disclosed in the East Disclosure Schedules, non-exclusive object code domestic reseller licenses and object code licenses granted to end-users, each in the ordinary course of business;

          (l) amendment or termination of any material contract, agreement or license to which East is a party or by which it is bound;

          (m) loan by East to any person or entity, incurring by East of any indebtedness, guaranteeing by East of any indebtedness, issuance or sale of any debt securities of East or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (n) waiver or release of any material right or claim of East, including any write-off or other compromise of any account receivable of East other than in the ordinary course of business and consistent with past practices;

          (o) commencement or notice or threat of commencement of any lawsuit or proceeding against or governmental investigation of East or its affairs;

          (p) notice of any claim of ownership by a third party of East's Intellectual Property Rights (as defined in Section 2.11 below) or of infringement by East of any third party's intellectual property rights;

          (q) issuance or sale by East of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities except for option grants disclosed in Schedule 2.2 and issuances of capital stock upon exercises of options granted prior to the date hereof;

          (r) change in pricing or royalties set or charged by East to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to East other than in the ordinary course of business and consistent with past practices; or

          (s) commitment, understanding or agreement by East or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than this Agreement).

     2.8  Taxes.
          -----

          (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or,
              -------------------                                       ---
collectively, "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities in the nature of a tax including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b)  Tax Returns and Audits.  Except as set forth in Schedule 2.8:
          ----------------------

          (i)  East as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or
                         -------
attributable to East or its operations and such Returns are (except to the extent that an adequate reserve has been established on the East Balance Sheet) true and correct in all material respects and have been completed in accordance with applicable law.

          (ii) East as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay, (B) will not have any liabilities for Taxes that exceed the amount of liabilities accrued or reserved against on the East Balance Sheet or attributable to the conduct of East's business in the ordinary course of business for the period after September 30, 1996 and (C) will have withheld and paid (or will pay at the time required) with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

          (iii) East is not delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against East, nor has East executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (iv) No audit or other examination of any Return of East is to the knowledge of East currently in progress, nor has East been notified of any request for such an audit or other examination.

          (v) East did not have, as of September 30, 1996, any liabilities, whether asserted or unasserted, contingent or otherwise, for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the East Balance Sheet, and East has not incurred any such liabilities since such date except in the ordinary course of business and consistent with past practices. East has no knowledge of any basis for the assertion of any such unreserved liability attributable to East, its assets or operations.

          (vi) East has made available to West copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of East's incorporation.

          (vii) There are (and as of immediately following the Effective
Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of East relating to or
                                 -----
attributable to Taxes, except for Liens for Taxes not yet due and payable.

         (viii) East has received no written or oral notice of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of East.

          (ix) None of East's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of East that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or the limitations in Sections 162 of the Code.

          (xi)  East has not filed any consent agreement under Section
341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by East.

         (xii) East is not a party to a tax sharing or allocation agreement nor does East owe any amount under any such agreement.

        (xiii) East is not, and has not been at any time during the period specified in Section 897(c)(1)(A)(ii) of the Code, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (c)  Tax Reserves.  The amount of East's liability for unpaid Taxes
               ------------
for all periods ending on or before the date of this Agreement does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) solely with respect to East as of the date of this Agreement, and the amount of East's liability for unpaid Taxes for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the balance sheet of East as of the Closing Date.

     2.9  Restrictions on Business Activities.  There is no agreement
          -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which East is a party or, to the knowledge of East, otherwise binding upon East, which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of East, any acquisition of property (tangible or intangible) by East or the conduct of business by East. Without limiting the foregoing, East has not entered into any agreement under which East is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.10 Title to Properties; Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) Schedule 2.10 lists the real property owned by East. Schedule 2.10(a) lists all real property leases to which East is a party and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim in an amount greater than $100,000.

          (b) East has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in East Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.11 Intellectual Property.
          ---------------------

          (a) East owns, or is licensed or otherwise possesses legally enforceable rights to use, sufficient patents, trademarks, trade names, service marks, copyrights, and any applications therefor, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are required for the conduct of business of East as currently conducted or as proposed by East to be conducted (the "East Intellectual Property Rights").
                                       ---------------------------------

          (b) Schedule 2.11(a) sets forth a complete list of all patents, registered copyrights, registered trademarks and any applications therefor, included in East Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such East Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all material licenses, sublicenses and other agreements to which East is a party and pursuant to which East or any other person is authorized to use any East Intellectual Property Right (excluding object code licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or trade secret of East. The
                      -----------------
execution and delivery of this Agreement by East, and the consummation of the transactions contemplated hereby, will neither cause East to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), East (i) is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any liens or encumbrances), East Intellectual Property Rights, or (ii) is a licensee of the East Intellectual Property Rights under valid and binding license agreements listed in Schedule 2.11(b).

          (c) No claims with respect to East Intellectual Property Rights have been asserted or are, to East's knowledge after reasonable inquiry under the circumstances, threatened by any person, nor to East's knowledge after reasonable inquiry under the circumstances, are there any valid grounds for any claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of East infringes on any copyright, patent issued at least 60 days prior to the date hereof, trademark, service mark, trade secret or other proprietary right, (ii) against the use by East of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in East's business as currently conducted or as currently proposed to be conducted by East, or (iii) challenging the ownership by East, validity or effectiveness of any of East Intellectual Property Rights. To East's knowledge after reasonable inquiry, all registered copyrights held by East are valid and subsisting. To East's knowledge after reasonable inquiry, East has not infringed, and the business of East as currently conducted or as currently proposed by East to be conducted does not infringe, any copyright, patent issued at least 60 days prior to the date hereof, trade secret or other proprietary right of any third party. To East's knowledge after reasonable inquiry, there is no material unauthorized use, infringement or misappropriation of any of East Intellectual Property Rights by any third party, including any employee or former employee of East. To the knowledge of East after reasonable inquiry, no East Intellectual Property Right or product of East or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by East. Each employee, consultant or contractor of East has executed a proprietary information and confidentiality agreement substantially in East's standard forms. All software included in East Intellectual Property Rights (i) has been either created by employees of East on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to East or (ii) is licensed by East pursuant to agreements listed in
Schedule 2.11(b).

     2.12 Compliance; Permits; Restrictions.
          ---------------------------------

          (a) Neither East nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to East or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which East or any of its subsidiaries is a party or by which East or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on East. No investigation or review by any Governmental Entity is pending or threatened in writing against East or its subsidiaries, nor to the knowledge of East has any Governmental Entity indicated an intention to conduct the same.

          (b) East and its subsidiaries hold all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of East and its subsidiaries taken as a whole (collectively, the "East Permits"). East and its subsidiaries are in
                               ------------
compliance with the terms of East Permits, except where the failure to so comply would not have a Material Adverse Effect on East.

     2.13  Litigation. Except as set forth in Schedule 2.13, there is no action,
           ----------
suit or proceeding of any nature pending or to East's knowledge threatened (nor is East aware of any reasonable basis therefor) against East, its properties or any of its officers or directors, in their respective capacities as such (i) involving East Intellectual Property Rights or in which injunctive or other equitable relief or damages in excess of $100,000 are requested against East or which could otherwise result in a Material Adverse Effect on East or (ii) which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. Except as set forth in Schedule 2.13, to East's knowledge, there is no investigation pending or threatened against East, its properties or any of its officers or directors by or before any Governmental Entity. Schedule 2.13 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. To the knowledge of East, no Governmental Entity has at any time challenged or questioned in writing the legal right of East to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.14 Brokers' and Finders' Fees.  Except for fees payable to Wessels,
          ---------------------------
Arnold & Henderson disclosed to West, East has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.15 Employee Benefit Plans.
          ----------------------

          (a)  Definitions.  With the exception of the definition of "Affiliate"
               -----------
set forth in Section 2.15(a)(i) below (which definition shall apply only to this Section 2.15), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i)  "Affiliate" shall mean any other person or entity under
                     ---------
common control with East within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

               (ii) "ERISA" shall mean the Employee Retirement Income Security
                     -----
Act of 1974, as amended;

              (iii) "East Employee Plan" shall refer to any plan, program,
                     ------------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by East or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which East or any Affiliate has or may have any material liability contingent or otherwise;

              (iv)  "Employee" shall mean any current, former, or retired
                     --------
employee, officer, or director of East or any Affiliate;

               (v)  "Employee Agreement" shall refer to each management,
                     ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between East or any Affiliate and any Employee or consultant;

              (vi)  "IRS" shall mean the Internal Revenue Service;
                     ---

              (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as
                     ------------------
defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

            (viii)  "Pension Plan" shall refer to each East Employee Plan which
                     ------------
is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

          (b)  Schedule.  Schedule 2.15(b) contains an accurate and complete
               --------
list of each East Employee Plan and each Employee Agreement. Except as may be set forth on Schedule 215(b), East does not have any plan or commitment, whether legally binding or not, to establish any new East Employee Plan or Employee Agreement, to modify any East Employee Plan or Employee Agreement

(except to the extent required by law or to conform any such East Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to West in writing, or as required by this Agreement), or to enter into any East Employee Plan or Employee Agreement.

          (c)  Documents.  East has provided or made available to West (i)
               ---------
correct and complete copies of all East Employee Plans and each Employee Agreement including all amendments thereto; (ii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each East Employee Plan or related trust; (iii) with respect to any East Employee Plan that is funded, the most recent annual and periodic accounting of East Employee Plan assets; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each East Employee Plan; (v) all IRS determination letters and rulings relating to East Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any East Employee Plan; (vi) all
                          ---
communications material to any Employee or Employees relating to any East Employee Plan and any proposed East Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to East; and (vii) all registration statements and prospectuses prepared in connection with each East Employee Plan.

          (d) Employee Plan Compliance.  Except as set forth on Schedule
              ------------------------
2.15(d), (i) East has performed in all material respects all obligations required to be performed by it under each East Employee Plan, and each East Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any East Employee Plan for which no exemption exists under Section 4975(c) or (d) of the Code or Section 408 of ERISA which would have a Material Adverse Effect on East; (iii) there are no actions, suits or claims pending, or, to the knowledge of East, threatened or anticipated (other than routine claims for benefits or actions seeking qualified domestic relations orders) against any East Employee Plan or against the assets of any East Employee Plan; and (iv) each East Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to East, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of East or any affiliates, threatened by the IRS or DOL with respect to any East Employee Plan; and (vi) neither East nor any Affiliate is subject to any material penalty or tax with respect to any East Employee Plan under Section 406(i) of ERISA or Section 4975 through 4980 of the Code; and (vii) all contributions, premiums or other payments due from East or its Affiliates with respect to any East Employee Plan have been fully paid or adequately provided for on East's audited financial statements.

          (e)  Pension Plans.  East does not now, nor has it ever, maintained,
               -------------
established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code; and, each Pension Plan and each related trust agreement, annuity, contract or other funding instrument (i) is qualified under the provisions of Sections 401(a) and 501(a) of the Code, (ii) qualified during the period from its adoption to date, (iii) has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such Pension Plan is so qualified, and (iv) nothing has occurred since the date of such determination letter that could reasonably be expected to affect the qualified status of such pension plan.

          (f)  Multiemployer Plans.  At no time has East contributed to or been
               -------------------
required to contribute to any Multiemployer Plan.

          (g)  No Post-Employment Obligations.  Except as set forth in Schedule
               ------------------------------
2.15(g), no East Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except for benefits accrued through the date of termination and as may be required by statute, and East has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)  Effect of Transaction.
               ---------------------

               (i) Except as set forth on Schedule 2.15(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any East Employee Plan, Employee Agreement, trust or loan that will result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (ii) Except as set forth on Schedule 2.15(h)(ii), no payment or benefit which will be made by East or Parent or any of their respective affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(1) of the Code.

          (i)  Employment Matters.  East (i) is in compliance in all material
               ------------------
respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j)  Labor.  No work stoppage or labor strike against East is pending
               -----
or, to the best knowledge of East, threatened. Except as set forth in Schedule 2.15(j), East is not involved in or, to the knowledge of East, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on East. Neither East nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly have a Material Adverse Effect on East. Except as set forth in Schedule 2.15(j), East is not presently, nor has it been in the past, a party to, or bound by, (1) any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by East or (2) any statutory works council or other agreement, statute, rule or regulation which mandates employee approval, participation, consultation or consent with regard to the transactions contemplated hereby.

     2.16  Employees.  To East's knowledge after reasonable inquiry, no employee
           ---------
of East (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by East because of the nature of the business conducted or presently proposed to be conducted by East or to the use of trade secrets or proprietary information of others and (ii) has given notice to East, nor is East otherwise aware, that any employee intends to terminate his or her employment with East except for terminations of a nature and number that are consistent with East's prior experience.

     2.17 Absence of Liens and Encumbrances; Condition of Equipment.   East and
          ---------------------------------------------------------
each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the East Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on East.

     2.18 Environmental Matters.
          ---------------------

          (a)  Hazardous Material.  No underground storage tanks and no amount
               ------------------
of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a

"Hazardous Material"), but excluding office and janitorial supplies, are
-------------------
present, as a result of the deliberate actions of East or any of its subsidiaries, or, to the knowledge of East, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that East or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b)  Hazardous Materials Activities.  Neither East nor any of its
               ------------------------------
subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has East or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a

Hazardous Material (collectively "Hazardous Materials Activities")
                                  ------------------------------
in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)  Permits.  East and its subsidiaries currently hold all
               -------
environmental approvals, permits, licenses, clearances and consents (the "East
                                                                          ----
Environmental Permits") necessary for the conduct of East's and its
---------------------
subsidiaries' Hazardous Material Activities and other businesses of East and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on East.

          (d)  Environmental Liabilities.  No material action, proceeding,
               -------------------------
revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to East's knowledge, threatened concerning any East Environmental Permit, Hazardous Material in, on or under any property owned or leased by East or any Hazardous Materials Activity of East or any of its subsidiaries. East is not aware of any fact or circumstance which could involve East or any of its subsidiaries in any environmental litigation or impose upon East or any of its subsidiaries any material environmental liability.

     2.19 Agreements, Contracts and Commitments.  Except as set forth in the
          --------------------------------------
East Schedules, neither East nor any of its subsidiaries is a party to or is bound by:

          (a)  any collective bargaining agreements;

          (b) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations;

          (c) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

          (d) any employment or consulting agreement, contract or commitment with any employee, not terminable by East or any of its subsidiaries on thirty days notice without liability;

          (e) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (f) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between East or any of its subsidiaries and any of its officers or directors;

          (g) any agreement, contract or commitment containing any covenant limiting the freedom of East or any of its subsidiaries to engage in any line of business or compete with any person;

          (h) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $100,000 and not cancelable without penalty;

          (i) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise (other than East's wholly-owned subsidiaries);

          (j) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (k) any joint marketing or development agreement or distribution agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify East's or any of its subsidiaries' software products); or

          (l) any other agreement, contract or commitment (excluding real and personal property leases) which require payment by East or any of its subsidiaries under any such agreement, contract or commitment of $100,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

     Neither East nor any of its subsidiaries, nor to East's knowledge any other party to an East Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which East is a party or by which it is bound of the type described in clauses (a) through (k) above (any such agreement, contract or commitment, an "East Contract") in such a manner as would permit any other party
                -------------
to cancel or terminate any such East Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on East.

     2.20 Change of Control Payments.  The East Schedules set forth each plan
          --------------------------
or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of East as a result of or in connection with the Merger.

     2.21 Statements; Proxy Statement/Prospectus.  The information supplied by
          --------------------------------------
East for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by East for inclusion in the proxy statement/prospectus to be sent to the stockholders of East in connection with the meeting of East's stockholders to consider the adoption of this Agreement and approval of the Merger (the "East Stockholders' Meeting") (such proxy
                                 --------------------------
statement/prospectus as amended or supplemented is referred to herein as the

"Proxy Statement") shall not, on the date the Proxy Statement is first mailed to
----------------
East's stockholders and at the time of the East Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier written communication with respect to the solicitation of proxies for the East Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to East or any of its affiliates, officers or directors should be discovered by East which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, East shall promptly inform West. Notwithstanding the foregoing, East makes no representation or warranty with respect to any information supplied by West or Merger Sub which is contained in any of the foregoing documents.

     2.22 Board Approval.  The Board of Directors of East has, as of the date
          --------------
of this Agreement, determined unanimously (i) that the Merger is fair to, and in the best interests of East and its stockholders, and (ii) to recommend that the stockholders of East approve this Agreement.

     2.23 Fairness Opinion.  East has received an opinion from Wessels, Arnold
          ----------------
& Henderson, L.L.C., dated as of the date hereof, to the effect that as of the date hereof, the consideration to be received by East's stockholders in the Merger is fair from a financial point of view and will deliver to West a copy of such written opinion.

     2.24 Minute Books.  The minute books of East made available to counsel for
          ------------
West are the only minute books of East and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of East.

     2.25 Representations Complete.  None of the representations or warranties
          ------------------------
made by East (as modified by East Schedules), nor any statement made in any schedule or certificate furnished by East pursuant to this Agreement, or made in documents mailed or delivered to the stockholders of East in connection with soliciting their adoption of this Agreement and approval of the Merger (to the extent that such documents were prepared by or include information provided by
East), contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF WEST AND MERGER SUB

     West and Merger Sub represent and warrant to East, subject to the exceptions specifically disclosed in the disclosure schedule supplied by West to East (the "West Schedules"), as follows:
           --------------

     3.1  Organization of West.  West and each of its material subsidiaries is
          --------------------
a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on West. West has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of West, each as amended to date, to counsel for East. When used in connection with West, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is, or that would reasonably be expected to be, materially adverse to the business, assets (including intangible assets), financial condition or results of operations of West and its subsidiaries taken as a whole.

     3.2  West Capital Structure.  The authorized capital stock of West
          ----------------------
consists of 100,000,000 shares of Common Stock, par value $0.01 per share, of which there were 44,823,749 shares issued and outstanding as of October 31, 1996 and 2,000,000 shares of Preferred Stock, par value $0.01 per share, of which 100,000 shares have been designated Series A Participating Preferred Stock, and no shares of Preferred Stock are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which, as of the date hereof, are issued and outstanding and are held by West. All outstanding shares of the Common Stock of West are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of West or any agreement or document to which West is a party or by which it is bound. As of October 31, 1996, West had reserved an aggregate of 2,888,549 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to West's 1996 Stock Plan, Nonqualified Stock Option Plan, 1996 Teleos Research Option Plan, 1987 Stock Option Plan and 1990 Directors' Option Plan (collectively, the "West Stock Option Plans"), under
                                                -----------------------
which options are outstanding for 12,465,929 shares. All shares of the Common Stock of West subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. All of the shares of West Common Stock to be issued in the Merger will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

     3.3  Authority.
          ---------

          (a) Each of West and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. West has all requisite corporate power and authority to enter into the West Stock Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the West Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of West and, in the case of this Agreement, Merger Sub, subject only to the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of West and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by East, this Agreement constitutes the valid and binding obligations of each of West and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of West and Merger Sub do not, and the performance of this Agreement by each of West and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of West or the Certificate of Incorporation or Bylaws of Merger Sub, (ii) subject to compliance with the requirements set forth in Section 3.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to West or any of its material subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair West's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of West or any of its material subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which West or any of its material subsidiaries (including Merger Sub) is a party or by which West or any of its material subsidiaries (including Merger Sub) or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and
(iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on West. The West Schedules list all material consents, waivers and approvals under any of West's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those the absence of which would not have a Material Adverse Effect.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to West or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the filing with the United States Department of Justice and the Federal Trade Commission of such forms as may be required by the HSR Act, (vi) the listing of the West Common Stock on the Nasdaq Stock Market, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on West or have a material adverse effect on the ability of West to consummate the Merger.

     3.4  SEC Filings; West Financial Statements.
          --------------------------------------

          (a) West has filed all forms, reports and documents required to be filed with the SEC since February 1, 1995, and has made available to East such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that West may file subsequent to the date hereof until the Closing) are referred to herein as the "West SEC
                                                                  --------
Reports."  As of their respective dates, the West SEC Reports (i) were prepared
-------
in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such West SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of West's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in West SEC Reports (the "West
                                                                     ----
Financials"), including any West SEC Reports filed after the date hereof until
----------
the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a
                                                           ----
consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of West and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of West contained in West SEC Reports as of July 31, 1996 is hereinafter referred to as the "West Balance Sheet." Except as disclosed in the
                                ------------------
West Financials or obligations under this Agreement, neither West nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of West and its subsidiaries taken as a whole, except liabilities (i) provided for in the West Balance Sheet, or (ii) incurred since the date of the West Balance Sheet in the ordinary course of business consistent with past practices.

          (c) West has heretofore furnished to East a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by West with the SEC pursuant to the Securities Act or the Exchange Act.

     3.5  Intellectual Property.
          ---------------------

          (a) West and its subsidiaries own, or have the right to use, sell or license sufficient intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "West
                                                                            ----
IP Rights"), except for any failure to own or have the right to use, sell or
---------
license that would not have a Material Adverse Effect on West.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any West IP Rights (the "West IP
                                                                         -------
Rights Agreements"), will not cause the forfeiture or termination or give rise
-----------------
to a right of forfeiture or termination of any West IP Rights or impair the right of West and its subsidiaries to use, sell or license any West IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on West.

          (c) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by West or any of its subsidiaries violates any license or agreement between West or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of West, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any West IP Rights, nor has West received any written notice asserting that any West IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and
(ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on West.

          (d) West has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all West IP Rights.

     3.6  Litigation.  There is no action, suit, proceeding, claim, arbitration
          ----------
or investigation pending, or as to which West or any of its subsidiaries has received any notice of assertion nor, to West's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against West or any of its subsidiaries which would have a Material Adverse Effect on West, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     3.7  Brokers' and Finders' Fees.  Except for fees payable to Goldman,
          --------------------------
Sachs & Co. pursuant to an engagement letter dated November 21, 1996 a copy of which has been provided to East, West has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.8  Employee Benefit Plans.  Each material employee benefit plan,
          ----------------------
program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by West or any trade or business which is under common control with West within the meaning of Section 414 of the Code (the "West Employee Plans"), which is
                                             -------------------
intended to be qualified under Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986, stating that such West Employee Plan is so qualified, and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each West Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither West nor any ERISA Affiliate of West has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any West Employee Plan.

     3.9  Statements; Proxy Statement/Prospectus.  The information supplied by
          --------------------------------------
West for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by West for inclusion in the Proxy Statement to be sent to the stockholders of East in connection with the East Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to East's stockholders, and at the time of the East Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier written communication with respect to the solicitation of proxies for the East

Stockholders' Meeting which has become false or misleading. The Registration Statement will comply as to form in all material respects with applicable provisions of the Securities Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to West or any of its affiliates, officers or directors should be discovered by West which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, West shall promptly inform East. Notwithstanding the foregoing, West makes no representation or warranty with respect to any information supplied by East which is contained in any of the foregoing documents.

     3.10 Fairness Opinion.  West has received a written opinion from Goldman,
          ----------------
Sachs & Co. dated as of the date hereof, to the effect that as of the date hereof, the Merger is fair to West's stockholders from a financial point of view and has delivered to East a copy of such opinion.

     3.11 Interim Operations of Merger Sub.  Merger Sub was formed solely for
          --------------------------------
the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     3.12  No Material Adverse Effect.  Since July 31, 1996, there has not
           --------------------------
occurred any Material Adverse Effect on West.



                                  ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business by East and West.  During the period from the
          ------------------------------------
date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, East (which for the purposes of this Article 4 shall include East and each of its subsidiaries) and West (which for the purposes of this Article 4 shall include West and each of its material subsidiaries) agree, except (i) in the case of East as provided in
Article 4 of the East Schedules and in the case of West as provided in Article 4 of the West Schedules, (ii) as otherwise contemplated by this Agreement, or
(iii) to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

     4.2  Certain Actions by East.  In addition notwithstanding Section 4.1
          -----------------------
above, without the prior written consent of West, East shall not do any of the following, nor shall East permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances, agreements to create standards or agreements with "Standards" bodies;

          (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

          (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the East Intellectual Property Rights, or enter into grants to future patent rights, in each case other than licenses under existing agreements disclosed in the East Disclosure Schedules, non-exclusive object code domestic reseller licenses and object code licenses granted to end-users, each in the ordinary course of business;

          (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

          (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance of shares of East Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, and (ii) shares of East Common Stock issuable to participants in the East Employee Stock Purchase Plan consistent with the terms thereof;

          (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter into any joint ventures, strategic partnerships or alliances;

          (j) Sell, lease, license (except as permitted by Section 4.2(d)), encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of East;

          (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of East or guarantee any debt securities of others;

          (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees;

          (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

          (n) Make any grant of exclusive rights to any third party; or

          (o) Agree in writing or otherwise to take any of the actions described in Article 4(a) through (n) above.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings.
         -----------------------------------------------------------------
As promptly as practicable after the execution of this Agreement, East will prepare, and file with the SEC, the Proxy Statement and West will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of East and West will respond to any comments of the SEC and will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. East will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, East and West will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify
                                     -------------
the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, East or West, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of East, such amendment or supplement. The Proxy Statement will also include the recommendations of the Board of Directors of East in favor of approval of this Agreement (except that the Board of Directors of East may withdraw, modify or refrain from making such recommendation to the extent that the Board determines that the Board's fiduciary duties under applicable law require it to do so).

     5.2 Meeting of East Stockholders.  Promptly after the date hereof, East
         ----------------------------
will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the East Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. Unless otherwise required by the fiduciary duties of the East Board of Directors, East will use its best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to obtain such approvals.

     5.3 Access to Information; Confidentiality.
         --------------------------------------

         (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          (b) The parties acknowledge that East and West have previously executed a Confidentiality Agreement, dated November 14, 1996 (the

"Confidentiality Agreement"), which Confidentiality Agreement will continue in
--------------------------
full force and effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

     5.4  No Solicitation.
          ---------------

          (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, East and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than West and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning East or any of its subsidiaries to, or afford any access to the properties, books or records of East or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than West and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to East. For the purposes of this Agreement, an "Acquisition Proposal" with
                                               --------------------
respect to an entity means any proposal or offer (other than one with or relating to West or an affiliate thereof) relating to (i) any merger, consolidation, sale of substantial assets of East or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 10% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. East will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. East will (i) notify West as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify West of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, East and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than West); provided, however, that nothing herein shall
                            --------  -------
prohibit East's Board of Directors from taking and disclosing to East's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

          (b) Notwithstanding the provisions of paragraph (a) above, prior to the approval of this Agreement by the stockholders of East at the East Stockholders' Meeting, East may, to the extent the Board of Directors of East determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (c) below, furnish information to any person, entity or group after such person, entity or group has delivered to East in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of East in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of East from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of East (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (an "East Superior Proposal"). In addition, notwithstanding the provisions of
     ----------------------
paragraph (a) above, in connection with a possible Acquisition Proposal, East may refer any third party to this Section 5.4 or make a copy of this Section 5.4 available to a third party. In the event East receives an East Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of East from approving such East Superior Proposal or recommending such East Superior Proposal to East's stockholders, if the Board determines that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of East may withdraw, modify or refrain from making its recommendation concerning the approval of this Agreement; provided, however, that East shall not accept or recommend to its
           --------  -------
stockholders, or enter into any agreement concerning, an East

Superior Proposal for a period of not less than 48 hours after West's receipt of a copy of such East Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing).

          (c) Notwithstanding anything to the contrary in this Section 5.4, East will not provide any non-public information to a third party unless: (i) East provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (ii) such non-public information has previously been delivered or made available to West.

     5.5 Public Disclosure.  West and East will consult with each other before
         -----------------
issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq National Market.

     5.6 Legal Requirements.  Each of West, Merger Sub and East will take all
         ------------------
reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. West will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of West Common Stock pursuant hereto. East will use its commercially reasonable efforts to assist West as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of West Common Stock pursuant hereto.

     5.7  Third Party Consents.  As soon as practicable following the date
          --------------------
hereof, East will use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8  FIRPTA.  At or prior to the Closing, East, if requested by West,
          ------
shall deliver to the IRS a notice that the East Common Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     5.9  Notification of Certain Matters.  West and Merger Sub will give
          -------------------------------
prompt notice to East, and East will give prompt notice to West, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of West and Merger Sub or East, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this

Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.10 Best Efforts and Further Assurances.  Subject to the respective
          -----------------------------------
rights and obligations of West and East under this Agreement, each of the parties to this Agreement will use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     5.11 Stock Options; Employee Stock Purchase Plan.
          -------------------------------------------

          (a) At the Effective Time, each outstanding option to purchase shares of East Common Stock (each an "East Stock Option") under the East Stock Option
                               -----------------
Plans, whether or not exercisable, will be assumed by West. Each East Stock Option so assumed by West under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable East Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each East Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of West Common Stock equal to the product of the number of shares of East Common Stock that were issuable upon exercise of such East Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of West Common Stock, and (ii) the per share exercise price for the shares of West Common Stock issuable upon exercise of such assumed East Stock Option will be equal to the quotient determined by dividing the exercise price per share of East Common Stock at which such East Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, West will issue to each holder of an outstanding East Stock Option a notice describing the foregoing assumption of such East Stock Option by West.

          (b) It is the intention of the parties that East Stock Options assumed by West qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent East Stock Options qualified as incentive stock options immediately prior to the Effective Time; and that notwithstanding anything contained in Section 1.6(c) or Section 5.11 hereof, or any other provision of this Agreement, the exercise price, the number of shares purchasable and the terms and conditions applicable to any East Stock Options shall be determined so as to comply with Sections 422 and 424 of the Code and the regulations promulgated thereunder.

          (c) West will reserve sufficient shares of West Common Stock for issuance under Section 5.11(a) and under Section 1.6(c) hereof.

          (d) East shall (i) amend its 1996 Employee Stock Purchase Plan to provide that the Payment Period that would otherwise commence on January 1, 1997 shall not take place and (ii) provide that the provisions of clause (i) of the second sentence of the third paragraph of Section 4 of such Plan shall apply to the Payment Period under such Plan that commenced on July 1, 1996.

     5.12 Form S-8.  West agrees to file a registration statement on Form S-8
          --------
for the shares of West Common Stock issuable with respect to assumed East Stock Options no later than ten (10) business days after the Closing Date and shall keep such registration statement effective for so long as any such Options remain outstanding.

     5.13 Indemnification and Insurance.  From and after the Effective Time,
          -----------------------------
the Surviving Corporation will fulfill and honor in all respects the obligations of East pursuant to the provisions of the Certificate of Incorporation and the Bylaws of East as in effect immediately prior to the Effective Time. For a period of two (2) years after the Effective Time, West shall ensure that the Surviving Corporation fulfills the foregoing obligations. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Certificate of Incorporation and Bylaws of East, which provisions will not be amended, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of East, unless such modification is required by law.

     5.14 Tax-Free Reorganization.  West and East will each use its
          -----------------------
commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. West and East will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

     5.15 NMS Listing.  West agrees to authorize for listing on the Nasdaq
          -----------
National Market the shares of West Common Stock issuable, and those required to be reserved for issuance (including without limitation upon the exercise of assumed East Stock Options), in connection with the Merger, upon official notice of issuance.

     5.16 East Affiliate Agreement.  Set forth on the East Schedules is a list
          ------------------------
of those persons who may be deemed to be, in East's reasonable judgment, affiliates of East within the meaning of Rule 145 promulgated under the Securities Act (an "East Affiliate"). East will provide West with such
                    --------------
information and documents as West reasonably requests for purposes of reviewing such list. East will use its best efforts to deliver or cause to be delivered to West prior to the Closing Date from each East Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "East
                                                                       ----
Affiliate Agreement"), each of which will be in full force and effect as of the
-------------------
Effective Time.   West will be entitled to place appropriate legends on the
certificates evidencing any West Common Stock to be received by an East Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the West Common Stock, consistent with the terms of the East Affiliate Agreement.


                                  ARTICLE VI
                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  Stockholder Approval.  This Agreement shall have been approved
               --------------------
and adopted by the requisite vote under applicable law by the stockholders of East.

          (b)  Registration Statement Effective.  The SEC shall have declared
               --------------------------------
the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

          (c)  No Order.  No Governmental Entity shall have enacted, issued,
               --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d)  Tax Opinions.  West and East shall each have received
               ------------
substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Hale and Dorr, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided that if the respective counsel to West or East does not render such opinion, this condition shall nonetheless be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (e)  HSR and Similar Compliance.  The waiting period applicable to the
               --------------------------
consummation of Merger under the HSR Act shall have expired or been terminated by the reviewing agency and any similar government requirements have been satisfied or complied with.

     6.2  Additional Conditions to Obligations of East.  The obligations of
          --------------------------------------------
East to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by East:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of West and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time (without regard to any updates to the West Disclosure Schedules, unless otherwise agreed by East), except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, where the failure to be so true and correct would not have a Material Adverse Effect on West (provided that any determination with regard to a Material Adverse Effect on West shall be made without regard to any materiality qualification or particular dollar threshold in any particular representation); and East shall have received a certificate to such effect signed on behalf of West by the President and Chief Operating Officer of West;

          (b)  Agreements and Covenants.  West and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and East shall have received a certificate to such effect signed on behalf of West by the President and Chief Operating Officer of West;

          (c)  Legal Opinion.  East shall have received a legal opinion from
               -------------
Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to West, in a form reasonably acceptable to East; and

          (d)  Nasdaq Listing.  The shares of West Common Stock issuable to
               --------------
stockholders of East pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

     6.3  Additional Conditions to the Obligations of West and Merger Sub.  The
          ---------------------------------------------------------------
obligations of West and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
West:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of East contained in this Agreement shall be true and correct on and as of the Effective Time (without regard to any updates to the East Disclosure Schedules, unless otherwise agreed by West), except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, where the failure to be so true and correct would not have a Material Adverse Effect on East (provided that any determination with regard to a Material Adverse Effect on East shall be made without regard to any materiality qualification or particular dollar threshold in any particular representation); and West and Merger Sub shall have received a certificate to such effect signed on behalf of East by the President and the Chief Financial Officer of East;

          (b)  Agreements and Covenants.  East shall have performed or complied
               ------------------------
in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the West shall have received a certificate to such effect signed on behalf of East by the President and the Chief Financial Officer of East;

          (c)  Legal Opinion.  West shall have received a legal opinion from
               -------------
Hale and Dorr, counsel to East, in a form reasonably acceptable to West; and

          (d)  Non-Competition Agreements. Each of the individuals listed on
               --------------------------
Schedule 6.3(d) shall have entered into a Non-Competition Agreement with West or Merger Sub in the form attached hereto as Exhibit D, and such agreements shall be in full force and effect. Further, East shall use its best efforts to secure the entrance into a Non-Competition Agreement with West or Merger Sub of certain other employees of East which shall be identified by West.

          (e)  Voting Agreement.  Each of the individuals listed on Schedule
               ----------------
6.3(d) shall have entered into a Voting Agreement with West in the form attached hereto as Exhibit B, and such agreements shall be in full force and effect.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of East:

          (a) by mutual written consent duly authorized by the Boards of Directors of West and East;

          (b) by either East or West if the Merger shall not have been consummated by May 31, 1997; provided, however, that the right to terminate this
                             --------  -------
Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

          (c) by either East or West if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any
                                                                 -----
case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d) by either East or West if the required approval of the stockholders of East contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof

(provided that the right to terminate this Agreement under this Section 7.1(d)
---------
shall not be available to East where the failure to obtain stockholder approval of East shall have been caused by the action or failure to act of East in breach of this Agreement);

          (e) by either East or West, if East shall have accepted an East Superior Proposal or if the East Board of Directors recommends an East Superior Proposal to the stockholders of East as permitted by Section 5.4(b);

          (f) by West, if the Board of Directors of East shall have (i) failed to convene the East Stockholders' Meeting, as required by Section 5.2, (ii) failed to recommend approval of this Agreement and the Merger in the Proxy Statement or withheld, withdrawn or modified in a manner adverse to West such recommendation in favor the Merger, or (iii) failed to reject an Acquisition Proposal within 10 days of its making;

          (g) by East, upon a breach of any representation, warranty, covenant or agreement on the part of West set forth in this Agreement, if (i) as a result of such breach the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by West within ten (10) business days following receipt by West of written notice of such breach from East;

          (h) by West, upon a breach of any representation, warranty, covenant or agreement on the part of East set forth in this Agreement, if (i) as a result of such breach the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by East within ten (10) business days following receipt by East of written notice of such breach from West;

          (i) by East, if there shall have occurred any event or condition which constitutes a Material Adverse Effect with respect to West since the date of this Agreement, which condition or event shall not have been ameliorated such that it is no longer a Material Adverse Effect within ten (10) business days following receipt by West of notice from East (provided that, for the purposes of this Section 7.1(i), as well as for purposes of Sections 3.12, 6.2(a) and 7.3, a Material Adverse Effect shall not be deemed to have occurred with respect to West as a result of (i) any events or conditions affecting the economy or East's industry in general, (ii) any events or conditions resulting from the execution and/or announcement of this Agreement or (iii) in and of itself, any change in the market price of West's Common Stock);

          (j) by West, if there shall have occurred any event or condition which constitutes a Material Adverse Effect with respect to East since the date of this Agreement which condition or event shall not have been ameliorated such that it is no longer a Material Adverse Effect within ten (10) business days following receipt by East of notice from West (provided that, for purposes of this Section 7.1(j), as well as for purposes of Section 6.3(a), a Material Adverse Effect shall not be deemed to have occurred with respect to East as a result of (i) any events or conditions affecting the economy or East's industry in general, (ii) any events or conditions resulting from the execution and/or announcement of this Agreement or (iii) the failure of the revenue and/or net income of East for the quarter ending December 31, 1996 to meet the published expectations of financial analysts or East management's internal projections); or

          (k)  by West, in the circumstances described in Section 1.6(a)(iii).

     7.2  Notice of Termination; Effect of Termination.
          --------------------------------------------

          (a) Subject to Sections 7.2(b) and (c), any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (Miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

          (b) Any termination of this Agreement by East pursuant to Sections 7.1(d) or 7.1(e) hereof shall be of no force or effect unless prior to such termination East shall have paid to West the amount payable pursuant to Section 7.3(b).

     7.3  Fees and Expenses.
          -----------------

          (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that West and East shall share equally
                       --------  -------
all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

          (b)  In the event that this Agreement is terminated pursuant to
Section 7.1(d), East shall immediately pay to West (by wire transfer or cashier's check) $750,000; provided that such payment shall not be due in the case such failure to obtain required stockholder approval is the result of a Material Adverse Effect on West.

          (c)  In the event that this Agreement is terminated pursuant to either
Section 7.1(e) or Section 7.1(f), East shall immediately pay to West (by wire transfer or cashier's check) $1,500,000; provided that such payment shall not be due in the case of (i) a termination under Section 7.1(e) if East accepts or recommends an East Superior Proposal as a result of a Material Adverse Effect on West or (ii) a termination under Section 7.1(f) if the withholding, withdrawal or modification by the Board of Directors of East of its recommendation in favor of the Merger or the failure to reject an Acquisition Proposal is the result of a Material Adverse Effect on West.

          (d) In the event that (i) this Agreement is terminated pursuant to either Section 7.1(d), Section 7.1(e) or Section 7.1(f) hereof and (ii) within six months following such termination, East either consummates an Alternative Transaction (as defined below) or enters into a definitive agreement with respect to an Alternative Transaction, then, upon the consummation of such Alternative Transaction, East shall pay to West (by wire transfer or cashier's check) $3,000,000, less the amount of any payment previously made by East to West pursuant to Sections 7.3(b) or 7.3(c) hereof; provided that such payment shall not be due in the case of (A) a termination under Section 7.1(d) if the East Board of Directors had withdrawn its recommendation in favor of the Merger prior to such stockholder vote as the result of a Material Adverse Effect on West, (B) a termination under Section 7.1(e) if East accepts or recommends an East Superior Proposal as the result of a Material Adverse Effect on West or (C) a termination under Section 7.1(f) if the withholding, withdrawal or modification by the Board of Directors of East of its recommendation in favor of the Merger or the failure to reject an Acquisition Proposal is the result of a Material Adverse Effect on West. For purposes of this Agreement, an

"Alternative Transaction" shall mean any transaction which gives effect to an
------------------------
Acquisition Proposal.

          (e) Payment of the fees described in Section 7.3(b) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

     7.4  Amendment.  Subject to applicable law, this Agreement may be amended
          ---------
by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.5  Extension; Waiver.  At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                 ARTICLE VIII
                              GENERAL PROVISIONS

     8.1  Non-Survival of Representations and Warranties.  The representations
          ----------------------------------------------
and warranties of East, West and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  if to West or Merger Sub, to:

               Autodesk, Inc.
               111 McInnis Parkway
               San Rafael, CA  94903
               Attention:     President
               Telephone No.: (415)507-5000
               Telecopy No.:  (415)507-6126

               with a copy at the same address to the
               attention of the General Counsel, and

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, CA 94304-1050
               Attention:     Mark A. Bertelsen
               Telephone No.: (415) 493-9300
               Telecopy No.:  (415) 493-6811

          (b)  if to East, to:

               Softdesk, Inc.
               7 Liberty Hill Road
               Henniker, NH  03242
               Attention:     President
               Telephone No.: (603)428-5000
               Telecopy No.:  (603)428-5325

               with a copy at the same address to the
               attention of the General Counsel, and

               with a copy to:

               Hale and Dorr
               60 State Street
               Boston, Massachusetts 02109
               Attention:      Patrick J. Rondeau
               Telephone No.:  (617) 526-6000
               Telecopy No.:   (617) 526-5000

     8.3  Interpretation; Knowledge.  When a reference is made in this
          -------------------------
Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including"
                                        -------    --------       ---------
when used herein shall be deemed in each case to be followed by the words

"without limitation."  The table of contents and headings contained in this
-------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to

"the business of" an entity, such reference shall be deemed to include the
----------------
business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. References to the "knowledge of East," or any
                                                -----------------
similar expression shall mean the actual knowledge of any officer of East after appropriate inquiry.

     8.4  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5  Entire Agreement.  This Agreement and the documents and instruments
          ----------------
and other agreements among the parties hereto as contemplated by or referred to herein, including East Schedules and the West Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     8.6  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7  Other Remedies; Specific Performance.  Except as otherwise provided
          ------------------------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     8.9  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment.  No party may assign either this Agreement or any of its
          ----------
rights, interests, or obligations hereunder without the prior written approval of the of the other parties.

     IN WITNESS WHEREOF, West, Merger Sub, and East have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.



                           AUTODESK, INC.


                           By:_________________________________________



                           SOFTDESK, INC.


                           By:_________________________________________



                           AUTODESK ACQUISITION CORPORATION


                           By:_________________________________________


                       **** REORGANIZATION AGREEMENT ****

                                   EXHIBIT A
                                   ---------

                             STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT dated as of December 10, 1996 (the "Agreement")
                                                                     ---------
is entered into by and between Autodesk, Inc., a Delaware corporation ("West"), and Softdesk, Inc., a Delaware corporation ("East").

RECITALS
--------

     WHEREAS, concurrently with the execution and delivery of this Agreement, East, West and West Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of West ("Sub"), are entering into an Agreement and Plan
                                  ---
of Reorganization (the "Merger Agreement"), which provides that, among other
                        ----------------
things, upon the terms and subject to the conditions thereof, Sub will be merged with and into East (the "Merger") with East continuing as the surviving
                         ------
corporation and as a wholly owned subsidiary of West; and

     WHEREAS, as a condition and inducement to West's willingness to enter into the Merger Agreement, West has required that East agree, and East has so agreed, to grant to West an option to acquire shares of East's Common Stock upon the terms and subject to the conditions set forth herein.

AGREEMENT
---------

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   GRANT OF OPTION
          ---------------

     East hereby grants to West an irrevocable option (the "Option") to acquire
                                                            ------
up to 1,195,095 shares (the "Option Shares") of the Common Stock, par value $.01
                             -------------
per share, of East ("East Shares") in the manner set forth below at a price of
                     -----------
$________ per East Share (the "Exercise Price"), payable in cash. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     2.   EXERCISE OF OPTION
          ------------------

     The Option may only be exercised by West, in whole or in part, at any time or from time to time, upon the occurrence of (i) the commencement of a tender or exchange offer for 25% or more of any class of East's capital stock, or (ii) any of the events specified in Sections 7.1(d), 7.1(e) or 7.1(f) of the Merger Agreement (any of the events specified in clauses (i) or (ii) of this sentence being referred to herein as an "Exercise Event"). In the event West wishes to
                                --------------
exercise the Option, West shall deliver to East a written notice (an "Exercise
                                                                      --------
Notice") specifying the total number of Option
------

Shares it wishes to acquire. Each closing of a purchase of Option Shares (a "Closing") shall occur on a date and at a time designated by West in an Exercise Notice delivered at least five business days prior to the date of such Closing, which Closing shall be held at the offices of counsel to West. The Option shall terminate upon the earlier of (i) at the Effective Time, (ii) 180 days following the termination of the Merger Agreement pursuant to Article VII thereof, if an Exercise Event shall have occurred on or prior to the date of such termination, and (iii) the date on which the Merger Agreement is terminated pursuant to
Article VII thereof if an Exercise Event shall not have occurred on or prior to such date; provided, however, with respect to the preceding clause (ii) of this
           --------  -------
sentence, that if the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, shall not have expired or been
              -------
terminated, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal. Notwithstanding the foregoing, (i) the Option may not be exercised if West is in breach in any material respect of any of its covenants or agreements contained in the Merger Agreement; and (ii) in the event West receives more than an aggregate of (x) $10,000,000 plus (y) the Exercise
                                                        ----
Price multiplied by the Number of Option Shares purchased by West pursuant to the Option minus (z) any amounts paid to West by East pursuant to Sections
           -----
7.3(b), 7.3(c) or 7.3(d) of the Merger Agreement, in connection with a sale or other disposition of the Option Shares, all proceeds in excess of such amount shall be remitted to East.

     3.   CONDITIONS TO CLOSING
          ---------------------

     The obligation of East to issue the Option Shares to West hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (b) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

     4.   CLOSING
          -------

     At any Closing, (a) East shall deliver to West a single certificate in definitive form representing the number of East Shares designated by West in its Exercise Notice, such certificate to be registered in the name of West and to bear the legend set forth in Section 10 hereof, and (b) West shall pay to East the aggregate purchase price for the East Shares so designated and being purchased by wire transfer of immediately available funds or by delivery of a certified check or bank check. At any Closing at which West is exercising the Option in part, West shall present and surrender this Agreement to East, and East shall deliver to West an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the East Shares constituting the Option Shares purchasable hereunder.

     5.   REPRESENTATIONS AND WARRANTIES OF EAST
          --------------------------------------

     East represents and warrants to West that (a) East is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by East and consummation by East of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of East and no other corporate proceedings on the part of East are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by East and constitutes a legal, valid and binding obligation of East and, assuming this Agreement constitutes a legal, valid and binding obligation of West, is enforceable against East in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) except for any filings as may be required under the HSR Act, East has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued East Shares for West to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional East Shares or other securities which may be issuable pursuant to
Section 9 upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (e) upon delivery of the East Shares and any other securities to West upon exercise of the Option, West will acquire such East Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by West; (f) the execution and delivery of this Agreement by East does not, and the performance of this Agreement by East will not, (i) violate the Certificate of Incorporation or By-Laws of East, (ii) conflict with or violate any order applicable to East or any of its subsidiaries or by which they or any of their property is bound or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of East or any of its subsidiaries pursuant to, any contract or agreement to which East or any of its subsidiaries is a party or by which East or any of its subsidiaries or any of their property is bound, except, in the case of clauses (ii) and (iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on East; and
(g) the execution and delivery of this Agreement by East does not, and the performance of this Agreement by East will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act, if applicable.

     6.   REPRESENTATIONS AND WARRANTIES OF WEST
          --------------------------------------

     West represents and warrants to East that (a) West is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by West and the consummation by West of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of West and no other corporate proceedings on the part of West are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by West and constitutes a legal, valid and binding obligation of West and, assuming this Agreement constitutes a legal, valid and binding obligation of East, is enforceable against West in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) the execution and delivery of this Agreement by West do not, and the performance of this Agreement by West will not, (i) violate the Certificate of Incorporation or By-Laws of West, (ii) conflict with or violate any order applicable to West or any of its subsidiaries or by which they or any of their property is bound or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of West or any of its subsidiaries pursuant to, any contract or agreement to which West or any of its subsidiaries is a party or by which West or any of its subsidiaries or any of their property is bound, except, in the case of clauses
(ii) and (iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on West; (e) the execution and delivery of this Agreement by West does not, and the performance of this Agreement by West will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except pursuant to the HSR Act, if applicable; and
(f) any East Shares acquired upon exercise of the Option will not be acquired by West with a view to the public distribution thereof and West will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement.

     7.   CERTAIN RIGHTS
          --------------

          (a)  PUT.   At the request of West at any time during the period
               ---
during which the Option is exercisable pursuant to Section 2, provided that an event specified in Sections 7.1(e) or 7.1(f) of the Merger Agreement shall have occurred (the "Purchase Period"), East (or any successor entity thereof) shall
               ---------------
purchase from West the Option Shares, if any, acquired by West pursuant thereto, at a price equal to the sum of (i) the Exercise Price paid by West for East Shares acquired pursuant to the Option plus (ii) the difference between the
                                       ----
"Market Price" for East Shares as of the date West gives notice of its intent to
-------------
exercise its rights under this Section 7(a) (defined as the average closing sale price of East Shares on the Nasdaq National Market during the five (5) trading days ending on the trading day immediately preceding such date) and such Exercise Price (but only if the Market Price is greater than the Exercise Price)
multiplied by the number of East Shares so purchased.    Notwithstanding the
foregoing, pursuant to this Section 7 East shall not be required to pay West in excess of an aggregate of (x) $4,200,000 plus (y) the Exercise Price paid by
                                         ----
West for East Shares acquired pursuant to the Option minus (z) any amounts paid
                                                     -----
to West by East pursuant to Sections 7.3(b), 7.3(c) or 7.3(d) of the Merger Agreement.

          (b)  PAYMENT AND REDELIVERY OF OPTION OR SHARES.   In the event West
               ------------------------------------------
exercises its rights under Section 7(a), East shall, within ten business days after West delivers notice pursuant to Section 7(a) (which notice may be delivered prior to consummation of the exercise of the Option), pay the required amount to West in immediately available funds and West shall surrender to East the Option and the certificates evidencing the East Shares purchased by West pursuant thereto, and West shall represent and warrant that such shares are then free and clear of all claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

     8.   REGISTRATION RIGHTS
          -------------------

          (a) Following the termination of the Merger Agreement, West may by written notice (a "Registration Notice") to East request East to register under
                   -------------------
the Securities Act all or any part of the shares acquired by West pursuant to this Agreement (the "Registrable Securities") in order to permit the sale or
                     ----------------------
other disposition of such shares pursuant to a bona fide firm commitment underwritten public offering in which West and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use reasonable efforts to prevent any person or group from purchasing through such offering shares representing more than 1% of the outstanding shares of Common Stock of East on a fully diluted basis; provided, however, that any
                                                  --------  -------
such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding shares of Common Stock of East on a fully diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act.

          (b) East shall use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities; provided, however, that (i) West shall not be entitled to more than
            --------  -------
an aggregate of two effective registration statements hereunder and (ii) East will not be required to file any such registration statement during any period of time (not to exceed 40 days after a Registration Notice in the case of clause
(A) below or 90 days after a Registration Notice in the case of clauses (B) and
(C) below) when (A) East is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the written opinion of counsel to East, such information would have to be disclosed if a registration statement were filed at that time; (B) East is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) East determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving East.
If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this
Section 8 shall again be applicable to any proposed registration, it being understood that neither party shall be entitled to more than an aggregate of two effective registration statements hereunder. East shall use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or blue sky laws of such jurisdictions as West may reasonably request and shall continue such registration or qualification in effect in such jurisdictions; provided,
                                                               --------
however, that East shall not
------
be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

          (c) The registration rights set forth in this Section 8 are subject to the condition that West shall provide East with such information with respect to West's Registrable Securities, the plan for distribution thereof, and such other information with respect to West as, in the reasonable judgment of counsel for East, is necessary to enable East to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder.

          (d) A registration effected under this Section 8 shall be effected at East's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to West, and East shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary for transactions of this type with the underwriters participating in such offering.

     9.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION
          -----------------------------------------

          In the event of any change in the East Shares by reason of stock dividends, split-ups, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that West shall receive, upon exercise of the Option, the number and class of shares or other securities or property that West would have received in respect of the East Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

     10.  RESTRICTIVE LEGENDS
          -------------------

     Each certificate representing Option Shares issued to West hereunder shall include a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF DECEMBER __, 1996, A COPY OF WHICH MAY BE OBTAINED FROM WEST CORPORATION.

     11.  LISTING AND HSR FILING
          ----------------------

     East, upon the request of West, shall promptly file an application to list the East Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and shall use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date such a filing is permitted to be made, each of the parties hereto shall file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act, if any, to permit the acquisition of the East Shares subject to the Option at the earliest possible date.

     12.  BINDING EFFECT
          --------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of
Section 8 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares shall not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in Section 10.

     13.  SPECIFIC PERFORMANCE
          --------------------

     The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

     14.  ENTIRE AGREEMENT
          ----------------

     This Agreement and the Merger Agreement (including the appendices thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     15.  FURTHER ASSURANCES
          ------------------

     Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to constitute the transactions contemplated hereby.

     16.  VALIDITY
          --------

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and shall execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

     17.  NOTICES
          -------

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

     (1)  if to West, to:

          Autodesk, Inc.
          111 McInnis Parkway
          San Rafael, CA  94903
          Attention:  President
          Telephone No.:      (415) 507-5000
          Telecopy No.:       (415) 507-6126

          with a copy at the same address to the
          attention of the General Counsel, and

          with a copy to:

          Wilson, Sonsini, Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304-1050
          Attention:  Mark A. Bertelsen, Esq.
          Telephone No.:       (415) 493-9300
          Telecopy No.:        (415) 493-6811

          (2)  if to East, to:

               Softdesk, Inc.
               7 Liberty Hill Road
               Henniker, NH 03242
               Attention:  President
               Telephone No.:  (603) 428-5000
               Telecopy No.:   (603) 428-5325

               with a copy at the same address to the
               attention of the General Counsel, and

               with a copy to:

               Hale & Dorr
               60 State Street
               Boston, Massachusetts 02109
               Attention:  Patrick J. Rondeau
               Telephone No.: (617) 526-6000
               Telecopy No.:  (617) 526-5000

     18.  GOVERNING LAW
          -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

     19.  COUNTERPARTS
          ------------

     This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

     20.  EXPENSES
          --------

     Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     21.  AMENDMENTS; WAIVER
          ------------------

     This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

     22.  ASSIGNMENT
          ----------

     Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that West may assign its rights and obligations hereunder to Sub.

                    [Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                              AUTODESK, INC.



                              By:   _______________________________________
                                    Name:
                                    Title:


                              SOFTDESK, INC.



                              By:   _______________________________________
                                    Name:
                                    Title:

                                   EXHIBIT B
                                   ---------


                                EAST CORPORATION

                          STOCKHOLDER VOTING AGREEMENT


     This Stockholder Voting Agreement ("Agreement") is made and entered into as of December __, 1996, by and between Autodesk, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Softdesk, Inc., a Delaware corporation ("Company").

                                    RECITALS

     A. Concurrently with the execution of this Agreement, Parent, Company and West Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Merger Agreement.

     B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company as is indicated on the final page of this Agreement (the "Shares").

     C. Parent desires the Stockholder to agree, and the Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Agreement to Retain Shares.
          --------------------------

          1.1  Transfer and Encumbrance.  Stockholder agrees not to transfer
               ------------------------
(except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof.

          1.2  Additional Purchases.  Stockholder agrees that any shares of
               --------------------
capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.   Agreement to Vote Shares.  At every meeting of the stockholders of the
          ------------------------
Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Parent and its affiliates, and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement.

     3.   Irrevocable Proxy.  Concurrently with the execution of this Agreement,
          -----------------
Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent provided in
Section 212 of the Delaware General Corporation Law, with respect to the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder set forth therein.

     4.   Representations, Warranties and Covenants of the Stockholder.
          ------------------------------------------------------------
Stockholder hereby represents, warrants and covenants to Parent as follows:

          4.1  Ownership of Shares.  Stockholder (i) is the beneficial owner of
               -------------------
the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

          4.2  No Proxy Solicitations.  Stockholder will not, and will not
               ----------------------
permit any entity under Stockholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would com pete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement;
(ii) initiate a stockholders' vote or action by consent of the Company stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Opposing Proposal.

     5.   No Limitation on Discretion as Director.  This Agreement is intended
          ---------------------------------------
solely to apply to the exercise by Stockholder in his or her individual capacity of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Stockholder with respect to, any action which may be taken or omitted by him or her acting in his or her fiduciary capacity as a director of the Company.

     6.   Additional Documents.  Stockholder hereby covenants and agrees to
          --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Stockholder, as the case may be, to carry out the intent of this Agreement and the Proxy.

     7.   Consent and Waiver.  Stockholder hereby gives any consents or waivers
          ------------------
that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     8.   Termination.  This Agreement and the Proxy delivered in connection
          -----------
herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     9.   Miscellaneous.
          -------------

          9.1  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          9.2  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either party without prior written consent of the other.

          9.3  Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          9.4  Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

          9.5  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or facsimile, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

     If to West:         Autodesk, Inc.
                         111 McInnis Parkway
                         San Rafael, California  94903
                         Attn:  President

                         With a copy to its General Counsel at the same address, and

     With a copy to:     Wilson, Sonsini, Goodrich & Rosati
                         650 Page Mill Road
                         Palo Alto, California 94304-1050
                         Attn:  Mark A. Bertelsen, Esq.

If to the Stockholder:   To the address for notice set forth on the last
                         page hereof.

     With a copy to:     Hale and Dorr
                         60 State Street
                         Boston, Massachusetts 02109
                         Attn:  Patrick J. Rondeau, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     9.6  Governing Law.  This Agreement shall be governed by, and construed and
          -------------
enforced in accordance with, the internal laws of the State of Delaware.

     9.7  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

     9.8  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be an original, but all of which together shall constitute one and the same agreement.

     9.9  Effect of Headings.  The section headings herein are for convenience
          ------------------
only and shall not affect the construction of interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                              AUTODESK, INC.

                              By:________________________________

                              Title:_____________________________


                              STOCKHOLDER:


                              By:________________________________

                              Stockholder's Address for Notice:

                              ___________________________________

                              ___________________________________

                              ___________________________________


                              Shares beneficially owned:

                              _______________ shares of Common Stock

                              Shares subject to outstanding options:

                              _______________ shares of Common Stock





                       ***STOCKHOLDER VOTING AGREEMENT***

                                   Exhibit A

                               IRREVOCABLE PROXY


     The undersigned stockholder of East Corporation, a Delaware corporation ("Company"), hereby irrevocably (to the extent provided in Section 212 of the Delaware General Corporation Law) appoints the directors on the Board of Directors of West Corporation, a Delaware corporation ("West"), and each of them individually, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Reorganization dated as of December __, 1996 (the "Merger Agreement"), among West, West Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of West ("Merger Sub"), and Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to the Stockholder Voting Agreement dated as of December __, 1996 between West and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of West entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than West and its affiliates and against any liquidation or winding up of the Company.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of Company with any party other than West and its affiliates, and against any liquidation or winding up of the Company, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.

Dated:  ___________________, 1996

     Signature of Stockholder:________________________________

     Print Name of Stockholder:_______________________________

     Shares beneficially owned:

     _____________________________ shares of Common Stock

                                   EXHIBIT C
                                   ---------


                               EAST CORPORATION

                              AFFILIATE AGREEMENT


     EAST INC. AFFILIATE AGREEMENT ("Agreement") dated as of December __, 1996, between Autodesk, Inc., a Delaware corporation ("Parent") and the undersigned affiliate ("Affiliate") of Softdesk, Inc., a Delaware corporation ("Company").

     WHEREAS, Parent and Company have entered into an Agreement and Plan of Reorganization ("Merger Agreement") pursuant to which a subsidiary of Parent will merge with and into Company ("Merger"), and Company will become a subsidiary of Parent (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

     WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of Company Capital Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of Common Stock of Parent;

     WHEREAS, it is intended that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 as amended (the "Code"), and that it will be a condition to effectiveness of the Merger that legal counsel for each of Company and Parent will have delivered written opinions to such effect;

     WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Merger Agreement; and

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Company.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.   Acknowledgments by Affiliate.  Affiliate acknowledges and understands that
     ----------------------------
the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, Company, and their respective "affiliates" and counsel, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has had the opportunity to discuss the requirements of this Agreement with his or her professional advisors, who are qualified to advise him or her with regard to such matters.

     2.   Compliance with Rule 145 and the Securities Act.
          -----------------------------------------------

          (a) Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 to be filed to register the shares of Parent Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 under the Securities Act (which will not apply if such shares are otherwise transferred pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration), and (ii) Affiliate may be deemed to be an affiliate of the Company. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, or (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, or (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

          (b) Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Merger and there will be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

     "The shares represented by this certificate were issued in a transaction to which Rule 145 applies and may only be transferred in conformity with Rule 145(d) or pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in accordance with a written opinion of counsel, reasonably acceptable to the issuer in form and substance, that such transfer is exempt from registration under the Securities Act of 1933, as amended."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

     3.   Representations, Warranties and Covenants Related to Tax Effects of
          -------------------------------------------------------------------
          the Merger.
          ----------

          (a) Affiliate is the beneficial owner of shares of the Company Common Stock (including shares issuable upon exercise of stock options) and did not acquire any of the Company Common Stock in contemplation of the Merger;

          (b) Affiliate has not engaged in a Sale (as defined below) of any shares of Company Common Stock in contemplation of the Merger;

          (c) Affiliate has no current plan or intention (a "Plan") to engage in a sale, exchange, transfer, redemption or reduction in any way of the undersigned's risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to herein as a "Sale") of any of the shares of Parent Common Stock (on a fully diluted basis, giving effect to all options) to be received by Affiliate in the Merger;

          (d) If the undersigned is a partnership, then the term "Sale" as used in paragraph (c) above shall not be deemed to include any distribution to the undersigned's partners, provided that if any recipient of any such distribution will receive shares of Parent Common Stock having a fair market value of 1% or more of the fair market value of all the shares of Company Capital Stock presently outstanding, the undersigned is not aware of any Plan on the part of such recipient to engage in a Sale of any of the shares of Parent Common Stock (on a fully diluted basis, giving effect to all options) to be received by such recipient in such distribution;

          (e) The undersigned is not aware of, or participating in, any Plan on the part of the stockholders of the Company to engage in a Sale or Sales of the Parent Common Stock to be received in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed 50% of the aggregate fair market value of all shares of outstanding Company Capital Stock immediately prior to the Merger;

          (f) Affiliate understands that Company, Parent and their respective affiliates, as well as legal counsel to Company and Parent (in connection with rendering their opinions that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code) will be relying on (a) the truth and accuracy of the representations contained herein and (b) Affiliate's performance of the obligations set forth herein.

     4.   Miscellaneous.
          -------------

          (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware.

          (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

          (e) Counsel to the parties to the Agreement shall be entitled to rely upon this Agreement as appropriate.

          (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the first page of this Agreement.


                              AUTODESK, INC.


                              By:______________________________________

                              Title:___________________________________




                              AFFILIATE


                              By:______________________________________

                              Name of Affiliate:_______________________

                              Name of Signatory (if different from name of
                              Affiliate):   _____________________________

                              Title of Signatory
                              (if applicable): __________________________


                              Company shares beneficially owned:

                              _______________ shares of Common Stock

                              Company shares subject to outstanding options:

                              _______________ shares of Common Stock



                      ***EAST INC. AFFILIATE AGREEMENT***

                                   EXHIBIT D
                                   ---------


                           NON-COMPETITION AGREEMENT


     This Agreement is entered into by and between Autodesk, Inc., a Delaware corporation ("West"), Softdesk, Inc., a Delaware corporation ("East") and _________________ ("Employee") as of December __, 1996.


                                    RECITALS

     A. Pursuant to that certain Agreement and Plan of Reorganization (the "Merger Agreement") dated as of December __, 1996, by and between West, West Acquisition Corp. ("Sub") and East, Sub will merge with and into East (the "Merger") and all outstanding shares of capital stock of the Company ("Company Capital Stock") and all outstanding stock options, warrants or other rights to acquire or receive shares of the Company Capital Stock will be converted into the right to receive shares of West Common Stock;

     B. Employee [owns a substantial equity interest in East (whether through outstanding capital stock or options to purchase capital stock),] has served as ___________ of East and has gained substantial knowledge and expertise in connection with East's products, organization and customers;

     C. West and Employee acknowledge that it would be seriously detrimental to West if Employee would compete with West following the Merger;

     D. East is engaged in the development, manufacturing, distribution and selling of computer-aided design software (the "Business");

     E. It is a condition to the obligation of West to consummate the Merger that Employee enter into this Agreement;

     F. As inducement to West to consummate the Merger, and in consideration of the amounts paid to Stockholders of East under the Merger Agreement, Employee desires to agree with West as further provided herein;

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                Non-Competition
                                ---------------

     1.1  Non-Competition.
          ---------------

          (a) The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Employee is a key and significant member of East, [owns or has the right to acquire a significant number of shares of East] and that the Merger is contingent upon Employee entering into this Agreement, including this non-competition provision. In addition, the parties understand that prior to the Merger, East was engaged in business in each of the fifty states of the United States and Canada, Europe and Japan. The parties further understand that West is currently engaged in business in each of the fifty states of the United States and Canada, Europe and Japan. (The United States and the regions set forth above shall hereafter be referred to as the "Geographic Scope of the Business".) Employee further acknowledges that East and West following the Merger will continue conducting such business in all parts of the Geographic Scope of the Business. The parties expressly acknowledge and agree that the non-competition provisions contained in this Agreement are permissible and enforceable pursuant to the provisions of applicable law.

          (b) During the period commencing on the closing date of the Merger (the "Merger") and ending two years after the Closing Date, Employee shall not, directly or indirectly, either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder, investor, lender, or in any other capacity whatsoever, of any person, firm, corporation, partnership or other entity or in any other capacity directly or indirectly:

          (i) participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly or indirectly relates to or competes with East's or West's Products or Services (for purposes hereof, "Products or Services" shall be defined as the products produced, marketed, sold, serviced or under development, or services provided, either (A) by East at any time prior to the Closing Date or (B) by East or West, related in any way to computer-aided design software at any time from the Closing Date through the date when Employee ceases to be employed by West).

          (ii) induce or attempt to induce any person who at the time of such inducement is an employee of East or West to perform work or services for any other person or other than East or West; or

          (iii) permit the name of Employee to be used in connection with a competitive Business.

Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as a passive investment, up to one percent (1%) of any class of "publicly traded securities" of any person or entity which owns a competitive Business. For the purposes of this Section 1.1, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market. Notwithstanding the foregoing, Employee will not be prohibited from competing with West in any part of West's Geographic Scope of the Business, if West, or any entity obtaining title to its good will or shares, ceases to carry on a like Business therein. This exception to Employee's covenant not to compete only applies to the country in which the Business is no longer carried on and does not affect the enforceability of this Paragraph in the countries in which the Business is continued.

     1.2  Savings Clause.  If any restriction set forth in Section 1.1 above is
          --------------
held to be unreasonable or unenforceable, then Employee agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

                                   ARTICLE II

                                 Miscellaneous
                                 -------------

     2.1  Successors, Assigns, Merger.  This Agreement shall be binding upon and
          ---------------------------
shall inure to the benefit of West and its successors and assigns. This Agreement shall be binding upon Employee and shall inure to his benefit and to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

     2.2  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between West and Employee relating to the matters herein provided for. This Agreement supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the President of West and Employee.

     2.3  Applicable Law; Severability.  This Agreement shall be construed and
          ----------------------------
interpreted in accordance with the laws of the State of Delaware without regard to conflicts of laws principles. Each provision of this Agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

     2.4  Proprietary Information Agreement.  Employee shall execute West's
          ---------------------------------
[Proprietary Information and Inventions] Agreement concurrent with his execution of this Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

SOFTDESK, INC.                      AUTODESK, INC.


By: __________________________      By: __________________________

Print Name: __________________      Print Name: __________________

Its:__________________________      Its:__________________________


                                    EMPLOYEE


                                    _______________________________
                                    Name:


                        ***NON-COMPETITION AGREEMENT***